CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Chelsea Oil and Gas, Ltd. (the "Company") on Form 20-F for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, William Petrie, Sr., Executive Chairman of the Company, and Jesse Meidl, Director of the Company, each hereby certifies, pursuant to 18 U.S.C.
section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

   By:     /s/ William Petrie, Sr.
           ---------------------------------------------------
           William Petrie, Sr.
        Executive Chairman, Chelsea Oil and Gas, Ltd.

   By:     /s/ Jesse Meidl
           ---------------------------------------------------
           Jesse Meidl
           Director, Chelsea Oil and Gas, Ltd.


May 15, 2014